Exhibit 10.3

ASSIGNMENT

OF

FACTORING CREDIT BALANCES

THIS AGREEMENT, made this 27 day of July, 2004, by and among PARAGON SYSTEMS, INC., an Alabama corporation (“Company”), LSQ FUNDING GROUP, L.C., a Florida limited liability company (“Factor”), and BRE LLC, a Florida limited liability company (“Lender”);

WITNESSETH:

WHEREAS, Company has entered into a Letter Agreement and Security Agreement with Factor executed by Company on July 27, 2004, and accepted by Factor on July 27, 2004, (“Letter Agreement”), pursuant to which factor purchases from Company accounts receivable arising out of the sale of goods by Company as more fully set forth in the Letter Agreement; and

WHEREAS, in order to induce Lender to make loans and extend other financial accommodations to Company, Company has agreed to provide Lender with security for the same and to establish a procedure for the repayment thereof;

NOW THEREFORE, in consideration of the mutual covenants herein contained and other and valuable consideration, receipt whereof is hereby acknowledged, the parties hereto agree as follows:

1.                                     Grant of Security Interest.  As security for any and all loans made or to be made to it by Lender, Company hereby assigns, transfers and sets over unto Lender and hereby grants a security interest to Lender in and to all of its rights, title and interest in and to monies due and to become due to it under the Letter Agreement.

2.                                     Letter Agreement.  Factor and Company warrant and represent that a true and correct copy of the Letter Agreement, and all amendments thereto, if any, is attached hereto as Exhibit A.

3.                                     Consent to Security Agreement.  Factor agrees that notwithstanding any contrary provisions in the Letter Agreement, Company may grant a security interest to Lender in any and all of Company’s accounts, accounts receivable, receivables, existing or hereafter arising, all cash and non-cash proceeds resulting therefrom and all rights relating thereto; and all proceeds in the form of accounts, accounts receivable and receivables resulting from the sale, exchange, collection or other disposition of Company’s inventory hereafter arising and all cash and non-cash proceeds resulting therefrom, and agrees that the grant of such security interest shall not constitute a default or event of default by Company under the Letter Agreement; provided, however, Lender’s security interest in any and all of Company’s accounts, accounts receivable, receivables, existing or hereafter arising, all cash and non-cash proceeds resulting therefrom and all rights relating thereto; and all proceeds in the form of accounts, accounts receivable and receivables resulting from the sale; exchange, collection or other disposition of Company’s inventory hereafter arising and all cash and non-cash proceeds resulting therefrom, shall be subject and subordinate to the security interest granted to Factor by Company pursuant to the Letter Agreement.  Notwithstanding the foregoing, however, the rights of Lender in and to the Specified Invoices (as defined in Security Agreement of even date herewith, between Lender and Company), and the proceeds thereof, shall take precedence and priority over Factor’s rights therein.  Factor confirms that to the best of its knowledge, no assignment, notice of assignment or notice of lien applicable to the monies and credit balances assigned to Lender under this Agreement has been filed with Factor by any person, firm or corporation.

4.                                    Remittance of Funds.  Factor shall remit to Company all monies due Company pursuant to the Letter Agreement until such time as Factor receives written notice from Lender sent by certified mail, return receipt requested, that such monies shall thereafter be remitted directly to Lender (“Notice”), and Company hereby authorizes and directs Factor, upon its receipt of a Notice, to remit all such monies directly to Lender for the account of Company.  Factor acknowledges Company’s assignment and authorization herein contained and agrees and undertakes, upon its receipt of a Notice from Lender, to remit directly to Lender, all monies to which Company is now or may hereafter be entitled pursuant to the terms of the Letter Agreement as and when such monies become due to Company under the Letter Agreement, subject to the (a) payment in full of any and all obligations of any nature whatsoever owing by Company to Factor under the terms of the Letter Agreement, (b) the reserve, if any, which Factor in its sole discretion may decide to retain, and (c) Factor’s rights under the Letter Agreement.

5.                                    Statement of Account.  Company authorizes and instructs Factor to send Lender a monthly statement of Company’s account with Factor covering transactions under the Letter Agreement after the close of each month concurrently with the sending of such statement of Company.

6.                                    Information Sharing.  Company hereby irrevocably authorizes Lender and Factor to share with each other all information in their possession from time to time concerning Company, its financial condition and business prospects, and the accounts of Company.  Company shall promptly furnish to Lender all reports, notices, summaries, pledges, assignments and statements that Company is obligated to furnish to Factor or which Company receives from Factor.

7.                                    Grant of Authority to Lender.  Company hereby irrevocable authorizes and empowers Lender, from and after the giving of Notice to Factor, to ask, demand, receive, receipt and give acquittance for any and all monies hereby assigned, to endorse any checks or other orders for the payment of monies payable to Company in payment thereof and, in its discretion, to file any claims or commerce or take any action or proceeding and make settlements and compromises and grant releases and otherwise take such action in its own name or in the name of Company, or otherwise, which Lender may deem necessary or advisable in the premises.  Company agrees that it will, at the request of Lender, make, do and execute any such further acts, agreements, assurances and other documents or instruments as shall be reasonably required to enable Lender to collect all monies due or to become due to Company under the Letter Agreement according to the intent and purpose of this Agreement.  Company further agrees that the rights granted herein to Lender by Company are in addition to the rights that are otherwise available to Lender and that this Agreement shall be binding upon Company and its successors and assigns and shall inure to the benefit of Lender and its successors and assigns.

8.                                    Warranties and Representations of Lender.  Lender warrants and represents to Factor that the aforementioned assignment, transfer and security interest granted to Lender by Company has been validly perfected in all respects pursuant to the Uniform Commercial Code or other applicable law, and Lender alone, upon the receipt by Factor of a Notice, is or will be entitled to receive all amounts otherwise available to Company under the Letter Agreement.  Lender hereby agrees to indemnify and to hold Factor harmless from any and all loss, claims, liability, cost or expense, including attorneys’ fees, which may be incurred by reason of Factor’s recognition of the assignment and security interest herein contained and its remittances to Lender as herein provided.

9.                                    Term of Agreement.  This Agreement is to continue in effect until written notice by certified mail, return receipt requested, of termination is served by any one of the parties hereto upon the others, but any such termination shall not affect the assignment to Lender or Lender’s right to receive monies due or to become due under the Letter Agreement and this Agreement until all obligations of Company to Lender created prior to such termination are paid in full, subject to Factor’s rights under the Letter Agreement and this Agreement.

10.                              Notices.  All notices required or permitted hereunder shall be in writing and shall be sent by certified mail, return receipt requested, addressed to the party to be notified as follows;

(a)	If to Company:	Paragon Systems, Inc. 3317 Triana Boulevard, Huntsville Alabama 35805

(b)	If to Lender:	BRE LLC 1403 W. Colonial Drive, Suite B Orlando, Florida 32804

(c)	If to Factor	LSQ Funding Group, L.C. 1403 W. Colonial Drive, Suite B Orlando, Florida 32804

or such address as each party may designate for itself by like notice.

11.                              Miscellaneous.  This Agreement shall be governed by, and construed in accordance with, the laws of the State of Florida; shall be binding upon the parties hereto and their successors and assigns; is made solely for the benefit of the parties hereto and of the provisions hereof; and may not be amended or changed in any respect or in any manner other than by writing signed by the parties hereto.  All headings used herein are for convenience or reference only and do not constitute a substantive part of this Agreement and shall not affect its interpretation.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed on the date first above written.

“COMPANY”

PARAGON SYSTEMS, INC., an Alabama corporation

By:	/s/ R.G. Farrell.
Name:	R.G. Farrell
Title:	Chairman

“FACTOR”

LSQ FUNDING GROUP, L.C., a Florida limited liability company

By:	/s/ A. Maxwell Eliscu
Name:	A. Maxwell Eliscu
Title:	Manager

“LENDER”

BRE LLC, a Florida limited liability company

By:	/s/ A. Maxwell Eliscu
Name:	A. Maxwell Eliscu
Title:	Manager